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                                                                    Exhibit 10.9

                              Employment Contract
                              -------------------
                     Commercial and Administrative Director
                     --------------------------------------

Between the undersigned:
-----------------------

     BE EUROPE SARL, a limited liability company registered with the trade and companies register of Nanterre under the number B 408 061 844, whose registered office is at Bureau 336, Immeuble Olivetti, rue de l'Ancien Marche, 92800 Puteaux,

     Registered with the URSSAF of Paris
     under No 920 701 714 080 01 011,

     represented by Mr. Jean-Louis GASSEE, acting as "Managing Director", having
                        -----------------
     full powers for the purposes of the present agreement

                              hereinafter referred to as the "THE COMPANY"

                                                          on the one hand,
                                                          ---------------
and:
---

     Mr. Jean CALMON
     born on 24 October 1945 in Vallon (Allier),
     French citizen,
     national insurance number 1 45 10 03 297 014, residing at 11 bis, avenue de Madrid, 92200 Neuilly-sur-Seine,

                                                          on the other hand.
                                                          -----------------

IT IS AGREED THAT

Article I  Engagement
---------------------

1.1 THE COMPANY agrees by virtue of the present contract to employ Mr. Jean CALMON, who accepts the position, as COMMERCIAL AND ADMINISTRATIVE DIRECTOR, for and indefinite period, Position 3.3 (Convention collective des bureaux d'etudes techniques, des cabinets d'ingenieurs conseils et societes de conseils), as from Friday 9 October 1998, at 9 a.m. (subject to the results of the medical visit prior to the taking up of employment).

1.2 Mr. Jean CALMON attests that there is no restriction or prohibition to his taking up the said employment.

1.3 Mr. Jean CALMON has management status ("Cadre") and will be entitled to all benefits and advantages provided to employees of his grade & level by THE COMPANY.
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Article II  Position
--------------------

2.1 In his capacity as COMMERCIAL and ADMINISTRATIVE DIRECTOR, Mr. Jean CALMON will be responsible for the proper organization and running of THE COMPANY's commercial, marketing and administrative divisions, within the territories described in Appendix I, under the direct
                                         ----------
     authority and control of the Managing Director ("Gerant") of THE COMPANY (hereinafter "THE MANAGEMENT") or any other person the Managing Director may substitute.

     Mr. Jean CALMON is notably for these purposes, within the territories and within the scope of the general objectives set by THE MANAGEMENT in charge of:

     - the global commercialization of the products and services included within the scope of THE COMPANY's activities;

     - the development of THE COMPANY's clientele;

     - maintaining commercial relations of THE COMPANY at their best in particular by making every effort to rapidly solution any problem;

     - following the policy set out by THE MANAGEMENT, management and co-ordination of the activities of the other employees of THE COMPANY placed under his authority and control, for them to perform their best work;

     - the hiring of employees, exclusively based on THE MANAGEMENT's prior consent;

     - ensuring THE COMPANY day to day operations at their best and performing any and all permanent or limited missions included within the scope of his prerogatives.

2.2 Mr. Jean CALMON is more generally in charge of the harmonious running of the commercial and marketing divisions and of the respect of the legislation in force and of the optimization of the means of actions of THE COMPANY.

2.3 Mr. Jean CALMON must verify whether the discipline is respected by the employees placed under his authority and control. However, Mr. Jean CALMON is not entitled to sanction or dismiss any employee unless he obtains prior consent of THE MANAGEMENT so as to the principle and the procedure to implement.

2.4 Mr. Jean CALMON implements the general policy decided by THE MANAGEMENT and proposes any and all actions likely to improve THE COMPANY operations which entails his acceptance of any necessary displacement both in France and abroad. Except any and all professional travels, Mr. CALMON shall be based at the registered office of THE COMPANY.
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Article III Remuneration
-------------------------

Mr. Jean CALMON's remuneration has fixed and variable elements.

3.1  Mr. Jean CALMON will receive an fixed gross annual salary of
     FF.827,496, i.e.  FF; 68,958 gross per month over 12 months.
     ----------            ------

3.2 Mr. Jean CALMON will also receive a commission, which will depend on whether the objectives assigned by THE MANAGEMENT based on quantitative and qualitative criteria are achieved

     The objectives assigned to Mr. CALMON will be set by THE MANAGEMENT for each financial year of THE COMPANY and will be indicated in a separate letter, addressed to Mr. CALMON in the beginning of the financial year concerned. The commission amount for a given financial year will be of one third of the fixed salary for same financial year if 100% of the objectives assigned by THE MANAGEMENT is met.

3.3 Mr. CALMON shall benefit from a monthly drawing on his commission for an amount of 75% of the said commission related to the calendar month in point. Sums will be regularized at the end of the financial year of THE COMPANY.

3.4 Notwithstanding the above paragraph, Mr. Jean CALMON's commission will be 100% guaranteed for the period up to December 31, 1998.

3.5  Mr. CALMON's remuneration shall be revised on an annual basis.

Article IV - Working time
-------------------------

4.1  The normal working time in THE COMPANY is fixed to 39 hours per week.

4.2 Given the responsibilities entrusted to Mr. Jean CALMON and the freedom the latter benefits to organize his work, it is expressly provided that the aforesaid remuneration is independent from the time Mr. Jean CALMON actually devotes to conduct his functions and therefore covers any and all overtime.

Article V - General obligations
-------------------------------

5.1 Mr. CALMON undertakes to devote all of his activity, ability, experience and expertise exclusively to THE COMPANY. Accordingly, and except where he has obtained prior consent of THE MANAGEMENT, he undertakes not to become involved with another activity, whether directly or indirectly or through a person interposed, irrespective of whether the said other activity is for his own account or for the account of a third party.
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5.2  Mr. CALMON is bound to absolute confidentiality with regard to any and all information, documents and facts of which he is informed as part or as a consequence of his functions

     In particular, Mr. CALMON is bound to absolute confidentiality in respect of any trade document, knowledge, products, software, services, research, designs, formulas, test data, customer lists, business plans, marketing plans, strategies (including pricing strategies) and generally any and all financial, commercial, technical and administrative documents and information (i) communicated to him by THE COMPANY or by any other company of the Group which THE COMPANY belongs to and in particular BE INCORPORATED or (ii) pertaining to any business, clients, consultants of THE COMPANY or BE INCORPORATED or any other company of the Group which THE COMPANY belongs to.

     This obligation of absolute confidentiality is not limited and will remain in full force after the expiration of the present employment contract for whatever reason and regardless of which party terminates.

5.3 Without prior consent of THE MANAGEMENT and in any event Mr. Jean CALMON is not allowed to take any and all initiatives which would result in the usual commercial policy of THE COMPANY being disrupted or which could result in THE COMPANY being held financially responsible

Article VI - Business expenses
------------------------------

Mr. Jean CALMON shall obtain reimbursement of the reasonable business expenses incurred in the performance of his functions upon submission of substantiating documents according to the policy of THE COMPANY.

Article VII - Sickness - Holidays
---------------------------------

7.1 In the event of Mr. Jean CALMON being absent from work by virtue of illness or accident he will be required to inform THE COMPANY without delay and provide the latter with relevant supporting certification within 48 hours.

7.2 Requests for absence other than the taking of annual leave must be submitted 8 days prior to the relevant date to THE COMPANY except in exceptional circumstances.

7.3 PAID ANNUAL LEAVE will be granted under the applicable usual legal conditions for an annual period of 25 days (five weeks), the date of the said annual leave being defined by THE MANAGEMENT.
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Article VIII - Retirement "fund"
--------------------------------

Mr. Jean CALMON will be registered with the complementary retirement fund to which THE COMPANY has subscribed.

Article IX - Expiration of the contract
---------------------------------------

9.1 The termination of the present Agreement is subject the rules set by French law and the applicable collective bargaining agreement.

9.2 In particular, each party will have to respect a three months notice period except in case of substantial fault or "force majeure".

9.3 In the case where termination of the employment contract is at the initiative of the employer and the reason for such termination is not a substantial fault or serious negligence, THE COMPANY will pay to Mr. CALMON an indemnity equivalent to three months remuneration - i.e. equivalent to the remuneration received by Mr. CALMON for the three months preceding the termination -. This specific indemnity shall be added to that provided in the collective bargaining agreement applicable to THE COMPANY business.

Article X - Return of the document to THE COMPANY
-------------------------------------------------

At the expiration of the present contract, for whatever reason and regardless of which party terminates, Mr. Jean CALMON undertakes, without any restriction or reserve, to return to THE COMPANY any and all documents, products, etc., he may have kept and furthermore expressly agrees that his responsibility would be engaged in the case where he takes the said documents, products, etc., with him, irrespective of whether it is for personal or professional reasons.

Article XI - Personal situation
-------------------------------

Mr. Jean CALMON undertakes to keep THE COMPANY informed of any and all modifications of his personal situation such as address, marital status, etc.

XIII - Collective bargaining agreement
--------------------------------------

All other details concerning the current employment contract will be regulated by the relevant collective bargaining agreement in force with respect of the activity THE COMPANY runs.
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Article XIV - Jurisdiction and Governing Law
--------------------------------------------

The present agreement shall be governed by the laws of France and the French courts will have exclusive jurisdiction with respect to all litigation which may arise between the parties.

Signatories

/s/ Jean Calmon                 /s/ Jean Louis Gassee

    Jean Calmon                     Jean Louis Gassee
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                                   APPENDIX I

                                  Territories

The territories are:

     France;

     European Union

     Africa

     Middle East